Exhibit 99.1

News Release

Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT:	INVESTOR CONTACT:
Robert E. Watson	John Baldissera
Chief Executive Officer	BPC Financial Marketing
(513) 794-7100	(800) 368-1217

STREAMLINE HEALTH® SOLUTIONS REPORTS Q2 RESULTS

22% INCREASE INREVENUE; 61% INCREASE IN ADJUSTED EBITDA*

Cincinnati, Ohio – September 12, 2012 — Streamline Health Solutions, Inc. (Nasdaq: STRM) today announced financial results for the second quarter of fiscal year 2012, ended July 31, 2012.

Revenues for the three-month period ended July 31, 2012, were $5,049,000 as compared to $4,146,000 in the comparable period of fiscal 2011. The quarterly increase was primarily attributable to revenues provided by increases in recurring maintenance and SaaS revenues.

Robert E. Watson, President and Chief Executive Officer of Streamline Health said, “We continue to make meaningful progress on our journey to become a high growth, profitable, world-class healthcare information technology company. Revenue growth continues to track as planned, and our net new sales performance continues to be ahead of plan. Most importantly, during this quarter, we were able to successfully recruit new associates to fill roles that are required to address the implementation of these new sales.”

Highlights for the quarter included:

•	Recorded net loss of $463,000 (net profit of $61,000 excluding non-recurring items related to the acquisition of Meta Health Technology Inc. subsequent to the end of the quarter);

•	Adjusted EBITDA* for second quarter 2012 was $1.5 million, an increase of 61% over second quarter 2011;

•	Recurring maintenance revenues improved by 4% over the prior year comparable quarter;

•

Software as a Service (SaaS) revenues for the quarter increased 21% over the prior year comparable quarter, excluding $630,000 of incremental SaaS revenue from the acquired operations of Interpoint Partners;

•	New sales bookings for the quarter were $4.7 million;

•	Maintenance and SaaS contract renewals for the quarter were $1.2 million;

•	Backlog at the end of the quarter was $32.2 million.

Operating expenses for the three-month period ending July 31, 2012 were $5,073,000, compared to $4,126,000 in the comparable prior year period; an increase of $947,000 or 23% over the prior year comparable period. These values include $524,000 dollars of non-recurring expenses related to the acquisition of Meta Health Technology Inc. that closed on August 16, 2012. Note that $26,000 of non-recurring expense related to the Meta transaction was recorded in the first quarter. In addition, management estimates that an additional non-recurring expense of approximately $110,000 dollars related to the Meta acquisition will be recorded during the third quarter of this fiscal year.

As a result, Streamline Health recorded an operating loss of $24,000 for the three-month period ended July 31, 2012 compared with an operating profit of $20,000 for the prior year comparable quarter. Adjusted EBITDA* (a non-GAAP measure) for the quarter ended July 31, 2012 was $1.5 million, or $0.12 per fully diluted common share, compared to $919,000, or $0.09 per fully diluted common share in the comparable prior year quarter. A reconciliation table is provided below.

New sales bookings for the second quarter were $4.7 million, primarily consisting of professional services and software as a service contracts. Maintenance and SaaS renewals or extensions were $1.2 million. For the comparable prior period in 2011, new sales bookings were $1.9 million and renewals or extensions were $849,000.

Backlog at July 31, 2012 was $32.2 million, compared with $31.4 million at April 30, 2012. The increase in the current backlog reflects significant new SaaS contract signings as well as current clients purchasing additional solutions. Additions to backlog included a five-year agreement with a 13 hospital system, headquartered in the Southeastern United States for the use of OpportunityAnyWare™, Streamline Health’s business analytics solution on a Saas basis; a new six-year agreement with United Hospital System (Kenosha, WI) for the use of OpportunityAnyWare on a SaaS basis plus a co-terminus renewal of their maintenance agreement for our enterprise content management solution AccessAnyWare™; and a new SaaS agreement with FTI Consulting to deploy OpportunityAnyWare in their consulting practice.

* Non-GAAP Financial Measures

Streamline Health reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that these measures provide useful supplemental information regarding the performance of Streamline Health’s business operations.

Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, and non-recurring transaction costs. A table illustrating this measure is included in this publication.

Conference Call Information

Streamline Health will conduct a conference call and webcast to review the results of the second quarter of fiscal 2012 today, September 12, 2012, at 11:00 a.m. ET.

Interested parties can access the call by dialing 877-407-8037, or listen via a live Internet webcast, which can be found at www.streamlinehealth.net or http://www.investorcalendar.com/IC/CEPage.asp?ID=169663.

In addition, a replay of the conference call will be archived and available until October 13, 2012 at the following number: 877-660-6853, account number: 396 and then conference ID: 400058.

About Streamline Health

Streamline Health provides solutions that help hospitals and physician groups improve efficiencies and business processes across the enterprise to enhance and protect revenues. Our enterprise content management solutions transform unstructured data into digital assets that seamlessly integrate with disparate clinical, administrative, and financial information systems. Our business analytics solutions provide real-time access to key performance metrics that enable healthcare organizations to identify and manage opportunities to maximize financial performance. Our integrated workflow systems automate and manage critical business activities to improve organizational accountability to drive both operational and financial performance. Across the revenue cycle, our solutions offer a flexible, customizable way to optimize the clinical and financial performance of any healthcare organization. For more information visit www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell Streamline Health products, the ability of Streamline Health to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry, the markets in which Streamline Health operates and nationally, and Streamline Health’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. Streamline Health undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Financial Tables on Following Pages

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Six Months Ended July 31,

(Unaudited)

	Three Months		Six Months
	2012	2011	2012	2011
Revenues:
Systems sales	$75,670	$163,200	$429,200	$294,202
Professional services	941,419	868,179	2,063,858	1,875,233
Maintenance and support	2,297,246	2,201,690	4,648,821	4,278,597
Software as a service	1,734,719	912,864	3,352,308	1,837,923

Total revenues	5,049,054	4,145,933	10,494,187	8,285,955

Operating expenses:
Cost of systems sales	532,332	627,550	1,218,859	1,168,502
Cost of professional services	503,474	614,978	1,055,956	1,164,015
Cost of maintenance and support	705,713	540,689	1,430,995	1,325,523
Cost of software as a service	616,781	417,868	1,299,087	854,291
Selling, general and administrative	2,204,205	1,582,532	3,873,965	3,247,193
Product research and development	510,842	342,157	967,205	759,931

Total operating expenses	5,073,347	4,125,774	9,846,067	8,519,455

Operating income (loss)	(24,293)	20,159	648,120	(233,500)
Other income (expense):
Interest expense	(391,188)	(21,791)	(599,018)	(41,633)
Miscellaneous income (expense)	(23,788)	(311)	12,257	(5,266)

Earnings (loss) before income taxes	(439,269)	(1,943)	61,359	(280,399)
Income tax expense	(24,000)	(5,000)	(33,000)	(7,315)

Net earnings (loss)	$(463,269)	$(6,943)	$28,359	$(287,714)

Basic net earnings (loss) per common share	$(0.04)	$(0.00)	$0.00	$(0.03)

Number of shares used in basic per common share computation	11,315,581	9,817,370	10,816,960	9,847,348

Diluted net earnings (loss) per common share	$(0.04)	$(0.00)	$0.00	$(0.03)

Number of shares used in diluted per common share computation	11,315,581	9,817,370	11,400,177	9,847,348

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Assets

	(Unaudited) July 31, 2012	(Audited) January 31, 2012
Current assets:
Cash and cash equivalents	$4,071,522	$2,243,054
Accounts receivable, net of allowance for doubtful accounts of $100,000 and $100,000, respectively	2,190,052	4,484,605
Contract receivables	339,025	430,370
Prepaid hardware and third party software for future delivery	22,777	38,193
Prepaid client maintenance contracts	941,751	788,917
Prepaid and other assets	594,735	256,104
Deferred income taxes	167,000	167,000

Total current assets	8,326,862	8,408,243

Non-current assets:
Property and equipment:
Computer equipment	3,285,529	2,892,885
Computer software	2,187,854	2,131,730
Office furniture, fixtures and equipment	756,375	756,375
Leasehold improvements	667,000	667,000

	6,896,758	6,447,990
Accumulated depreciation and amortization	(5,594,952)	(5,232,321)

Property and equipment, net	1,301,806	1,215,669
Contract receivables, less current portion	168,546	221,596
Capitalized software development costs, net of accumulated amortization of $16,027,630 and $14,805,236, respectively	9,577,781	9,830,175
Intangible assets, net	392,348	417,666
Deferred financing cost, net	302,097	145,857
Goodwill	4,060,504	4,060,504
Other, including deferred income taxes of $711,000 and $711,000, respectively	946,073	841,348

Total non-current assets	16,749,155	16,732,815

	$25,076,017	$25,141,058

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Liabilities and Stockholders’ Equity

	(Unaudited) July 31, 2012	(Audited) January 31, 2012
Current liabilities:
Accounts payable	$711,029	$879,027
Accrued compensation	997,080	887,130
Accrued other expenses	1,039,256	479,526
Current portion of deferred revenues	5,368,738	6,496,938
Contingent consideration for earn-out	1,232,720	—

Total current liabilities	9,348,823	8,742,621

Non-current liabilities:
Term loan	4,120,000	4,120,000
Convertible note	—	3,000,000
Lease incentive liability	41,870	47,193
Contingent consideration for earn-out, less current portion	—	1,232,720

Total non-current liabilities	4,161,870	8,399,913

Total liabilities	13,510,693	17,142,534

Stockholders’ equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value per share, 25,000,000 shares authorized, and 12,144,644 and 10,433,716 shares issued and outstanding, respectively	121,447	104,338
Additional paid in capital	41,882,312	38,360,980
Accumulated deficit	(30,438,435)	(30,466,794)

Total stockholders’ equity	11,565,324	7,998,524

	$25,076,017	$25,141,058

STREAMLINE HEALTH SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months Ended July 31,

(Unaudited)

	2012	2011
Operating activities:
Net earnings (loss)	$28,359	$(287,714)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	1,610,343	1,391,822
Loss on disposal of equipment	—	26,667
Stock-based compensation expense	399,961	395,732
Provision for accounts receivable	—	40,000
Change in assets and liabilities:
Accounts, contract and installment receivables	2,438,948	540,548
Other assets	(610,237)	(121,302)
Accounts payable	(167,998)	187,202
Accrued expenses	597,038	(790,017)
Deferred revenues	(1,128,200)	(673,179)

Net cash provided by operating activities	3,168,214	709,759

Investing activities:
Purchases of property and equipment	(448,768)	(236,196)
Capitalization of software development costs	(970,000)	(1,391,000)

Net cash used in investing activities	(1,418,768)	(1,627,196)

Financing activities:
Net change in borrowings	—	50,000
Proceeds from exercise of stock options, stock purchase plan, and subscriptions	79,022	92,711
Payments on capital lease obligation	—	(51,338)

Net cash provided by financing activities	79,022	91,373

Increase (decrease) in cash and cash equivalents	1,828,468	(826,064)
Cash and cash equivalents at beginning of period	2,243,054	1,403,949

Cash and cash equivalents at end of period	$4,071,522	$577,885

Supplemental cash flow disclosures:
Interest paid	$299,712	$29,621

Income taxes paid	$23,276	$16,957

Supplemental	Disclosure of Non-Cash Financing Activity

In June 2012, the $3,000,000 convertible note and accrued interest was converted to 1,529,729 common shares at $2.00 per share.

STREAMLINE HEALTH SOLUTIONS, INC.

Backlog

(Unaudited)

Table A

Backlog

	July 31, 2012	January 31, 2012	July 31, 2011
Streamline Health proprietary software	$120,000	$181,000	$80,000
Hardware and third party software	119,000	194,000	152,000
Professional services	4,678,000	5,945,000	4,573,000
Maintenance and support	9,937,000	10,542,000	6,009,000
Software as a service	17,332,000	10,504,000	7,275,000

Total	$32,186,000	$27,366,000	$18,089,000

STREAMLINE HEALTH SOLUTIONS, INC.

Bookings

(Unaudited)

Table B

New bookings

	Three Months Ended July 31, 2012
	Value	% of Total Bookings
Streamline Health Software licenses	$0	0%
Software as a service	4,539,820	97%
Maintenance and support	1,780	0%
Professional services	117,860	2%
Hardware & third party software	41,115	1%

Total bookings	$4,700,575	100%

STREAMLINE HEALTH SOLUTIONS, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Table C

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by Streamline Health’s management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Streamline Health believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Reconciliation of net earnings (loss) to non-GAAP adjusted EBITDA (in thousands)

	Three Months Ended,		Six Months Ended,
	July 31, 2012	July 31, 2011	July 31, 2012	July 31, 2011
Adjusted EBITDA Reconciliation
Net earnings (loss)	$(463)	$(7)	$28	$(288)
Interest expense	391	22	599	42
Income tax expense	24	5	33	7
Depreciation	183	193	363	391
Amortization of capitalized software development costs	580	507	1,223	1,001
Amortization of intangible assets	22	—	25	—

EBITDA	737	720	2,271	1,153

Stock-based compensation expense	221	199	400	396
Transaction expenses	524	—	550	—

Adjusted EBITDA	$1,482	$919	$3,221	$1,549

Adjusted EBITDA per diluted share
Earnings (loss) per share - diluted	$(0.04)	$(0.00)	$0.00	$(0.03)

Adjusted EBITDA per adjusted diluted share	$0.12	$0.09	$0.28	$0.16

Diluted weighted average shares	11,315,581	9,817,370	11,400,177	9,847,348
Includable incremental shares – adjusted EBITDA (1)	885,652	12,715	—	17,951

Adjusted diluted shares	12,201,233	9,830,085	11,400,177	9,865,299

(1)	The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed. If negative adjusted EBITDA is incurred, no additional incremental shares are assumed for adjusted diluted shares.